Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-41839 on Form N-1A of our reports dated October 13, 2026, relating to the financial statements and financial highlights of Fidelity Intermediate Bond Fund, Fidelity SAI Low Duration Bond Fund, and Fidelity SAI Enhanced Core Bond Fund, and our reports dated October 14, 2026, relating to the financial statements and financial highlights of Fidelity Flex Conservative Income Bond Fund, Fidelity SAI Sustainable Core Plus Bond Fund, and Fidelity Tactical Bond Fund, appearing on Form N-CSR of Fidelity Salem Street Trust for the year ended August 31, 2026, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

October 22, 2026